UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 31, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 13, 2025, CaliberCos Inc., a Delaware corporation (the “Company”), filed an offering circular (the “Offering Circular”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 253(g)(2) under the Securities Act of 1933, as amended, related to its offering of shares of Series AA Cumulative Redeemable Preferred Stock (the “Offering’) on the terms set forth in the Offering Circular. On March 31, 2025, the Company filed an Offering Circular Supplement No. 1 to include the CUSIP information for the Series AA Cumulative Redeemable Preferred Stock being offered pursuant to the Offering Circular.

The Offering is a continuously offered security featuring a three-year maturity from issuance. To ensure that clients’ purchasing through the DTC system are able to track their respective maturity dates based on the calendar quarter in which they are purchased, the Company has elected to utilize a unique CUSIP during each calendar quarter of the offering period. The below table outlines the CUSIPs and their respective offering and maturity dates.

CUSIP#	Issuance / Offering Start Date	Offering End Date	Maturity Date
13000T208	4/1/2025	6/30/2025	3/31/2028
13000T307	7/1/2025	9/30/2025	6/30/2028
13000T406	10/1/2025	12/31/2025	9/30/2028
13000T505	1/1/2026	3/31/2025	12/31/2028

The Offering Circular and related supplements are available here:

https://www.sec.gov/Archives/edgar/data/1627282/000110465925023523/tm2430159d4_253g2.htm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: March 31, 2025
	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer